Exhibit 4.2

SECOND AMENDMENT
TO THE
AMENDED AND RESTATED AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP
OF
OXFORD RESIDENTIAL PROPERTIES I LIMITED PARTNERSHIP

This SECOND AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP OF OXFORD RESIDENTIAL PROPERTIES I LIMITED PARTNERSHIP, dated as of March 19, 2008 (this “Amendment”), is by and among Oxford Residential Properties I Corporation, a Maryland corporation (the “Managing General Partner”), Oxford Fund I Limited Partnership, a Maryland limited partnership (the "General Partner"), and the Limited Partners.  All capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings given to them in the Partnership Agreement (as defined below).

WHEREAS, Oxford Residential Properties I Limited Partnership, a Maryland limited partnership (the “Maryland Partnership”), and Oxford Residential Properties I Limited Partnership, a Delaware limited partnership (the “Delaware Partnership”), are parties to an Agreement and Plan of Merger, dated as of March 19, 2008 (the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement, the Maryland Partnership will be merged with and into the Delaware Partnership, with the Delaware Partnership as the surviving entity;

WHEREAS, pursuant to the Merger Agreement, at the effective time of the merger, the Amended and Restated Agreement and Certificate of Limited Partnership of Oxford Residential Properties I Limited Partnership, dated on or about July 23, 1985, as amended immediately prior to the effective time of the merger (the “Partnership Agreement”), and as further amended by this Amendment, will become the partnership agreement of the Delaware Partnership; and

WHEREAS, the merger will be effected upon the approval or consent of (i) the general partner of both the Maryland Partnership and the Delaware Partnership, and (ii) a majority in interest of each class of limited partners of both the Maryland Partnership and the Delaware Partnership.

NOW, THEREFORE, in consideration of these premises and of the mutual provisions, conditions and covenants herein contained, the parties hereto do hereby agree as follows:

1.

Amendments to the Partnership Agreement.  At the effective time of the Merger, the Partnership Agreement shall be amended as follows:

(a)

Section 1.01 of the Partnership Agreement is hereby amended and restated to read in its entirety as follows:

"1.01.  Continuation of Partnership.  Oxford Residential Properties I Limited Partnership was originally formed as a limited partnership (the "Maryland Partnership") pursuant to the provisions of the Maryland Revised Uniform Limited Partnership Act, pursuant to an Agreement and Certificate of Limited Partnership, dated January 19, 1984, which was subsequently amended and restated on or about July 23, 1985.  Pursuant to an Agreement and Plan of Merger, dated as of March 19, 2008, by and between the California Partnership and Oxford Residential Properties I Limited Partnership, a Delaware limited partnership (the "Delaware Partnership"), the California Partnership was merged with and into the Delaware Partnership, with the Delaware Partnership as the surviving entity (the "Surviving Entity") in the merger (the "Merger").  At the effective time of the Merger (the "Effective Time"), the Merger had the effect provided by applicable law, and the following consequences:  (a)  the certificate of limited partnership of the Delaware Partnership in effect immediately prior to the Effective Time became the certificate of limited partnership of the Surviving Entity; (b) the limited partnership agreement of the Maryland Partnership in effect immediately prior to the Effective Time, as amended as set forth on Annex A to the Merger Agreement, became the partnership agreement of the Surviving Entity (as so amended, the "Agreement"); (c) Oxford Residential Properties I Corporation, a Maryland corporation, remained as Managing General Partner of the Surviving Entity, and its interest in the Maryland Partnership immediately prior to the Effective Time was converted into an equivalent interest in the Surviving Entity; (d) Oxford Fund I Limited Partnership, a Maryland limited partnership, remained as General Partner of the Surviving Entity, and its interest in the Maryland Partnership immediately prior to the Effective Time was converted into an equivalent interest in the Surviving Entity; (e) the interest of the general partner in the Delaware Partnership immediately prior to the Effective Time was cancelled; (f) each limited partner in the Maryland Partnership became a limited partner in the Surviving Entity, with an interest in the Surviving Entity equivalent to the interest such limited partner had in the Maryland Partnership immediately prior to the Effective Time; and (g) the interest of each limited partner in the Delaware Partnership immediately prior to the Effective Time was cancelled.  References herein to the "Partnership" are to the Maryland Partnership prior to the Merger and to the Delaware Partnership, as the Surviving Entity in the Merger, from and after the Effective Time."

(b)

Section 1.02 of the Partnership Agreement is hereby amended and restated to read in its entirety as follows:

"1.02.  Name, Place of Business and Name and Address of Resident Agent.  The name of the Partnership is OXFORD RESIDENTIAL PROPERTIES I LIMITED PARTNERSHIP.  The address of the principal place of business and office of the Partnership, unless hereafter changed by the Managing General Partner, shall be 55 Beattie Place, P.O. Box 1089, Greenville, South Carolina  29602.  Notification of any change in the Partnership's place of business and principal office shall be given to the Limited Partners and Assignees."

(c)

Section 1.04 of the Partnership Agreement is hereby amended and restated to read in its entirety as follows:

"1.04.  Term.  The Partnership began on January 19, 1984, and shall continue in full force and effect until December 31, 2027, or until dissolution prior thereto pursuant to the provisions hereof."

(d)

The definition of "Partnership" in Section 2.01 of the Partnership Agreement is hereby deleted.

(e)

Section 5.04(b) of the Partnership Agreement is hereby amended by replacing the words "Maryland Revised Uniform Limited Partnership Act" with the words "Delaware Revised Uniform Limited Partnership Act."

(f)

Section 5.16 of the Partnership Agreement is hereby deleted.

(g)

Section 6.01(d)(ii) of the Partnership Agreement is hereby amended by replacing the words "Maryland Revised Uniform Limited Partnership Act" with the words "Delaware Revised Uniform Limited Partnership Act."

(h)

The first sentence of Section 7.02(e) of the Partnership Agreement is hereby deleted.

(i)

Section 8.01(a)(v) of the Partnership Agreement is hereby amended by replacing the word "Maryland" with the word "Delaware."

(j)

The first sentence of Section 8.01(b) of the Partnership Agreement is hereby deleted.

(k)

Section 8.02(a) of the Partnership Agreement is hereby amended by replacing the words "Maryland Revised Uniform Limited Partnership Act" with the words "Delaware Revised Uniform Limited Partnership Act."

(l)

Section 10.03 of the Partnership Agreement is hereby amended by (i) replacing the words "Maryland Revised Uniform Limited Partnership Act" (in both instances) with the words "Delaware Revised Uniform Limited Partnership Act" and (ii) replacing the word "Maryland" (in both instances) with the word "Delaware."

(m)

Section 12.01(a)(i) of the Partnership Agreement is hereby amended by (i) replacing the word "Maryland" with the word "Delaware" and (ii) replacing the words "Maryland Revised Uniform Limited Partnership Act" with the words "Delaware Revised Uniform Limited Partnership Act."

(n)

Section 12.01(a)(ii) of the Partnership Agreement is hereby amended by replacing the word "Maryland" with the word "Delaware."

(o)

Section 12.02(e) of the Partnership Agreement is hereby amended by replacing the words "Maryland Revised Uniform Limited Partnership Act" with the words "Delaware Revised Uniform Limited Partnership Act."

(p)

Section 12.05 of the Partnership Agreement is hereby amended by replacing the word "Maryland" with the word "Delaware."

(q)

The Partnership Agreement is hereby amended by the addition of a new Section 12.11, which will read in its entirety as follows:

"12.11.  Series of Limited Partnership Interests.  Notwithstanding any other provision of this Agreement, the General Partner is hereby authorized to amend the Partnership's Certificate of Limited Partnership and this Agreement at any time, and from time to time, as it determines, in its sole discretion, may be necessary or desirable to establish, and convert existing limited partnership interests into, different designated series of limited partnership interests that have separate rights with respect to specified partnership property, in accordance with Section 17-218 of the Delaware Revised Uniform Limited Partnership Act.  Without limitation of the foregoing, the General Partner shall be authorized to adopt amendments that would provide for any or all of the following:

•

All income, earnings, profits and proceeds from the series property, including any proceeds derived from the refinancing, sale or other disposition of such property, and any funds or payments derived from any reinvestment of such proceeds, would be allocated solely to such series for all purposes, and would be so recorded upon the books of account of the Partnership.

•

Separate and distinct books and records would be maintained for each series, and the assets and liabilities associated with a particular series would be held and accounted for separately from the other assets of the Partnership and other series.

•

If there are any assets, income, earnings, profits, proceeds, funds or payments that are not readily identifiable as belonging to any particular series, the General Partner would allocate them among any one or more of the series in such manner and on such basis as the General Partner, in its sole discretion, deems fair and equitable, which determination would be conclusive and binding on the Limited Partners of all series for all purposes.

•

The assets belonging to a particular series would be charged solely with the liabilities of the Partnership in respect of such series and all expenses, costs, charges and reserves attributable to such series.  Any general liabilities, expenses, costs, charges or reserves of the Partnership that are not readily identifiable as belonging to any particular series would be allocated and charged by the Partnership to and among one or more of the series in such manner and on such basis as the General Partner, in its sole discretion, deems fair and equitable, which allocation would be conclusive and binding on the Limited Partners of all series for all purposes.

•

No limited partner of any series will have any claim on or any right to any assets allocated to or belonging to any other series.

•

At the time a series of limited partnership interest is established, a separate capital account would be established on the books of each series for each Limited Partner which would initially consist of that portion of such Limited Partner's existing capital account that relates to the series property.  Thereafter, the capital account of each Limited Partner in that series would be adjusted in the manner set forth in the Agreement, but only with respect to (i) capital contributions to such series, (ii) allocations of profit and loss relating to the series, and (iii) distributions paid in respect of such series."

2.

Miscellaneous.

(a)

Effect of Amendment.  In the event of any conflict or inconsistency between the terms of the Partnership Agreement and the terms of this Amendment, the terms of this Amendment shall prevail, and any conflicting or inconsistent provisions shall be reconciled and construed to give effect to the terms and intent of this Amendment.

(b)

Ratification.  Except as otherwise expressly modified hereby, the Partnership Agreement shall remain in full force and effect, and all of the terms and provisions of the Partnership Agreement, as herein modified, are hereby ratified and reaffirmed.

(c)

Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CONFLICTS OF LAW.

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IN WITNESS WHEREOF, the Managing General Partner and the General Partner have executed this Amendment as of the date first set forth above.

MANAGING GENERAL PARTNER:

OXFORD RESIDENTIAL PROPERTIES I CORPORATION

By:  /s/ Brian Bornhorst

Name:  Brian Bornhorst

Title:  Vice President

GENERAL PARTNER:

OXFORD FUND I LIMITED PARTNERSHIP

By:

Oxford Bethesda I Limited Partnership

General Partner

By:

ZIMCO IV Limited Partnership

General Partner

By:

ZIMCO Corporation IV

General Partner

By:  /s/Brian Bornhorst

Name:  Brian Bornhorst

Title:  Vice President